UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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SPARTAN ENERGY ACQUISITION CORP.

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SPARTAN AND FISKER EXPECT CASH TO EXCEED $1.0 BILLION FOLLOWING TRANSACTION CLOSING

All necessary funding for Fisker Ocean electric SUV expected to be in place

LOS ANGELES / NEW YORK (October 27, 2020) – Spartan Energy Acquisition Corp. (“Spartan”) (NYSE: SPAQ), and Fisker Inc. (“Fisker”), announced today that, as of the deadline for redemption elections in connection with the pending business combination between the two companies (the “Fisker Transaction”), approximately $550 million of the original $552 million will remain available in Spartan’s trust.

When combined with previously announced outstanding financing commitments of approximately $500 million and cash on hand at Fisker, the post-combination company expects to have in excess of $1.0 billion (net of transaction fees and expenses) of cash on the balance sheet and no funded debt, following the closing of the Fisker Transaction. This amount is expected to fund Fisker operations and the development of the Fisker Ocean program through the planned start of production in Q4 2022.

The consummation of the Fisker Transaction is expected to occur after the special meeting of Spartan’s stockholders, which is scheduled for October 28, 2020, subject to final stockholder approval and satisfaction of other customary closing conditions.

“We appreciate the ongoing support of Spartan’s investors and are pleased to see this important milestone toward the closing of the Fisker Transaction, which is expected to provide Fisker with ample resources to execute on the next phase of the business plan created by Henrik and team,” said Geoffrey Strong, Chairman and CEO of Spartan and Senior Partner, Co-Head of Infrastructure and Natural Resources at Apollo Global Management, Inc. (“Apollo”).

“Together with the recent announcement of our strategic cooperation with Magna, today’s news brings the Ocean SUV another significant step closer to launch,” said Henrik Fisker, Chairman and CEO of Fisker. “I’d like to thank our colleagues at Spartan and Apollo for their confidence in our strategy and ability to execute.”

Holders of Spartan’s common stock as of the close of business on October 1, 2020 are entitled to vote at the special meeting of Spartan’s stockholders. The Spartan Board of Directors unanimously recommends that stockholders vote “FOR” the business combination proposal with Fisker as well as the other proposals set forth in the proxy statement. Spartan appreciates the support of its stockholders and committed financing for the Fisker Transaction.

About Spartan Energy Acquisition Corp.

Spartan is a special purpose acquisition entity focused on the energy value-chain in North America and was formed for the purpose of entering into a merger, amalgamation, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is sponsored by Spartan Energy Acquisition Sponsor LLC, which is owned by a private investment fund managed by an affiliate of Apollo Global Management, Inc. (NYSE: APO).

About Fisker Inc.

California-based Fisker Inc. is revolutionizing the automotive industry by developing the most emotionally desirable and eco-friendly electric vehicles on Earth. Passionately driven by a vision of a clean future for all, the company is on a mission to become the No. 1 e-mobility service provider with the world’s most sustainable vehicles. For more information and to reserve the all-electric Fisker Ocean visit www.fiskerinc.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding the Fisker Transaction and the ability to consummate the Fisker Transaction are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Spartan and Fisker disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Spartan and Fisker caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Spartan and Fisker. In addition, Spartan and Fisker caution you that the forward-looking statements contained in this press release are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the Fisker Transaction or give rise to the termination of the agreements related thereto; (ii) the outcome of any legal proceedings that may be instituted against Spartan or Fisker regarding the Fisker Transaction; (iii) the inability to complete the Fisker Transaction due to the failure to obtain approval of the stockholders of Spartan, or other conditions to closing in the transaction agreements; (iv) the risk that the proposed Fisker Transaction disrupts Spartan’s or Fisker’s current plans and operations; (v) Fisker’s ability to realize the anticipated benefits of the Fisker Transaction, which may be affected by, among other things, competition and the ability of Fisker to grow and manage growth profitably following the Fisker Transaction; (vi) costs related to the Fisker Transaction; (vii) changes in applicable laws or regulations; and (viii) the possibility that Fisker may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this press release, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the proxy statement for Spartan’s special meeting of stockholders and Spartan’s periodic filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Spartan’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Contacts:

Head of Investor Relations

Gary M. Stein

212.822.0467

gstein@apollo.com

Investor Relations Manager

Ann Dai

212.822.0678

Adai@Apollo.Com

Global Head of Corporate Communications

Joanna Rose

212.822.0491

jrose@apollo.com

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